EXHIBIT 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


            We hereby consent to the use in the Registration Statement on Form SB-2 for Corporate Strategies, Inc. of our report dated June 30, 2004 related to the consolidated balance sheet of Corporate Strategies, Inc. for the year ended December 31, 2003 and the related consolidated statements of operations, changes in members' equity and shareholders' equity and cash flows for the years ended December 31, 2003 and 2002. We also consent to the reference to us under the heading "EXPERTS" in such Form Sb-2.


                                                /s/ Thomas Leger & Co., L.L.P.
Houston, Texas
December 28, 2004